As filed with the Securities and Exchange Commission on August 31, 2001.
                                         Registration Statement 333-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 --------------

                         JANUS HOTELS AND RESORTS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                      13-2572712
---------------------------                -----------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)

2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida           33431-8596
-----------------------------------------------------------          ----------
(Address of principal executive offices)                             (Zip Code)

                             1996 Stock Option Plan
                          Directors' Stock Option Plan
                          ----------------------------
                            (Full title of the plan)

                                Mr. Louis S. Beck
                      Chairman and Chief Executive Officer
                      2300 Corporate Blvd., N.W., Suite 232
                         Boca Raton, Florida 33431-8596
                     (Name and address of agent for service)

                                 (561) 997-2325
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Lawrence A. Goldman, Esq.
                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                              One Riverfront Plaza
                          Newark, New Jersey 07102-5497
                                 (973) 596-4500

                         Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------
                                                                 Proposed            Proposed
                                               Amount        Maximum Offering        Maximum           Amount of
           Title of Each Class                  To Be              Price            Aggregate         Registration
              of Securities                 Registered(1)      Per Share(2)          Offering            Fee(2)
            to be Registered                                                         Price(2)
------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share           600,000             $1.90            $1,140,000            $285
------------------------------------------------------------------------------------------------------------------

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

         (2) Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on the average high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq SmallCap Market System on August 28, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Janus Hotels and Resorts, Inc. ("we", "us", "our" or the "Company") incorporates by reference in this registration statement the following documents previously filed by us with the Securities and Exchange Commission (the "Commission"):

          (1)  Our Annual  Report on Form 10-K for the year ended  December  31,
               2000;

          (2) Our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2001;

          (3) Our Quarterly Report on Form 10-Q for the three-month period ended June 30, 2001;

          (4)  Our Current Report on Form 8-K dated January 31, 2001;

          (5)  Our Current Report on Form 8-K dated March 1, 2001;

          (6)  Our Current Report on Form 8-K dated March 15, 2001;

          (7) The description of our common stock, par value $.01 per share (the "Common Stock"), set forth in our Registration Statement on Form 10-SB, filed with the Commission on June 24, 1997, including any amendment or report filed for the purpose of updating such description; and

          (8) All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities

         Not applicable.

Item 5  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

         Article Twelfth of our Second Restated Certificate of Incorporation provides that our directors shall not have personal liability to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision does not eliminate or limit the liability of any director (i) for any breach of such director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which such director derived an improper personal benefit. Our By-Laws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by law.

         Each of our officers and directors is insured against certain liabilities which he or she might incur in his or her capacity as an officer or director pursuant to an Executive and Organization Liability Insurance Policy issued by National Union Fire Insurance Co. of Pittsburgh, Pennsylvania. The general effect of this policy is that if during the policy period any claim or claims are made against our officers and directors or any of them individually for a Wrongful Act (as defined in the policy) while acting in their individual or collective capacities as directors or officers, and we have indemnified them, the insurer will, after application of an applicable deductible, reimburse us for 100% of any Loss (as defined in the policy). In those instances where the officers and directors are not indemnified by us, the insurer will pay on behalf of our officers and directors or any of them, their executors, administrators, or assigns, 100% of the Loss. The insurer's combined limit of liability is $5,000,000 during any policy year and $5,000,000 for any single Loss. "Wrongful Act" is defined as any error, misstatement, misleading statement, act, omission, neglect or breach of duty actually or allegedly committed or attempted by our officers or directors while acting in their individual or collective capacities or in any matter, not excluded by the terms and conditions of the policy, claimed against them by reason of their being directors or officers of the Company. The term "Loss" does not include fines or penalties imposed by law, taxes, the multiplied portion of multiplied damages or matters which may be deemed uninsurable under the law pursuant to which the policy shall be construed.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

Exhibit No.                                 Description
4.1 1996 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form 10 (File No. 0-22745), filed June 24, 1997)

4.2 Directors' Stock Option Plan (incorporated by reference to Exhibit 10.39 to the Company's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2001).

4.3 The Company's Second Restated Certificate of Incorporation, in effect as of the date of this Registration Statement (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2001).

4.4 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 (File No. 0-22745), filed June 24, 1997).

5.1                             Opinion of Gibbons, Del Deo, Dolan, Griffinger
                                & Vecchione.

23.1                            Consent of Grant Thornton LLP

23.2 Consent of Gibbons, Del Deo, Dolan, Griffinger & Vecchione (included in Exhibit 5.1)

24.1                            Powers of Attorney

Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing procedures, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, State of Florida, on this 29th day of August, 2001.


                                          JANUS HOTELS AND RESORTS, INC.


                                          By:/s/Louis S. Beck
                                          ------------------------------------
                                          Louis S. Beck
                                          Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                  Date
---------                                -----                                  ----
/s/ Louis S. Beck                        Chairman and Chief Executive           August 29, 2001
----------------------------             Officer
Louis S. Beck                            (Principal Executive Officer)

/s/ Richard A. Tonges                    Treasurer and Vice President of        August 29, 2001
----------------------------             Finance (Principal Financial and
Richard A. Tonges                        Accounting Officer)


*/s/  Michael M. Nanosky                 President and Director                 August 29, 2001
----------------------------
 Michael M. Nanosky

*/s/  Harry G. Yeaggy                    Vice Chairman                          August 29, 2001
----------------------------
 Harry G. Yeaggy

*/s/  Arthur Lubell                      Director                               August 29, 2001
----------------------------
 Arthur Lubell

*/s/  Richard P. Lerner                  Director                               August 29, 2001
----------------------------
 Richard P. Lerner

*/s/  Lucille Hart-Brown                 Director                               August 29, 2001
----------------------------
 Lucille Hart-Brown

*/s/  C. Scott Bartlett, Jr.             Director                               August 29, 2001
----------------------------
 C. Scott Bartlett, Jr.

*/s/  Stephen Grossman                   Director                               August 29, 2001
----------------------------
Stephen Grossman

                                      -6-

*/s/  Paul Tipps                         Director                               August 29, 2001
----------------------------
 Paul Tipps

----------------------------            Director
 Howard Nusbaum


*By: /s/ Richard A. Tonges
        Richard A. Tonges
       Attorney-in-Fact

                                  EXHIBIT INDEX


No.                             Description                            Method of Filing
4.1                      1996 Stock Option Plan                Filed by reference to Exhibit 10.6 to
                                                               the Company's Registration Statement
                                                               on Form 10-SB (File No. 0-22745),
                                                               filed June 24, 1997

4.2                      Directors' Stock Option Plan          Filed by reference to Exhibit 10.39
                                                               to the Company's Quarterly Report on
                                                               Form 10-Q for the three-month period
                                                               ended June 30, 2001

4.3                      The Company's Second Restated         Filed by reference to Exhibit 3.1 to
                         Certificate of Incorporation          the Company's Quarterly Report on
                                                               Form 10-Q for the three-month period
                                                               ended June 30, 2001

4.4                      By-Laws of the Company                Filed by reference to Exhibit 3.2 to
                                                               the Company's Registration Statement
                                                               on Form 10-SB (File No. 0-22745)
                                                               filed June 24, 1997

5.1                      Opinion of Gibbons, Del Deo, Dolan,   Filed with this Registration
                         Griffinger & Vecchione                Statement

23.1                     Consent of Grant Thornton LLP         Filed with this Registration Statement

23.2                     Consent of Gibbons, Del Deo, Dolan,   Included in Exhibit 5.1
                         Griffinger & Vecchione

24.1                     Powers of Attorney                    Filed with this Registration Statement
